EXHIBIT 99.1

               Gensym Announces Third-Quarter Results;
              Continued Revenue Growth and Profitability

    BURLINGTON, Mass.--(BUSINESS WIRE)--Nov. 10, 2004--Gensym Corporation (OTC Bulletin Board: GNSM), a leading provider of software and services for mission-critical applications in operations and business process management, today announced revenues of $4,429,000 and net income of $91,000, or $.01 per diluted share, for the quarter ended September 30, 2004. For the corresponding quarter of 2003, Gensym had revenues of $3,870,000 and a net loss of $341,000 or ($0.05) per diluted share.
    "We are very pleased to have achieved our fifth consecutive quarter of increasing revenues and a fourth consecutive quarter of profitability," said Kim Mayyasi, Gensym's president and CEO. "Year-to-date license revenues are up 64 percent compared to the similar period last year, reflecting a steady improvement in our business. Our cash position remains strong at nearly $3.0 million at September 30, 2004.
    "The positive third-quarter results demonstrate continuing progress according to our two-year roadmap, as developed in late 2003. Integral to our success was the release of our next-generation product, G2(R) version 8.0, in June 2004. This release has received excellent feedback from users and channel partners for the power it adds to G2's world-class reasoning engine.
    "Gensym held its annual user group meeting from October 6 to 8 in Nice, France. Attendance by world-wide users and channel partners was strong, and the meeting served as a valuable forum to exchange ideas on G2 and on how to accelerate sales through Gensym's growing partner network. Speakers from Toyota and Ericsson made keynote presentations. Toyota highlighted the benefits of using G2 on a worldwide basis for planning of automotive assembly, and Ericsson described the advantages of G2's real-time rule technology for driving the performance and quality of third-generation telephony systems.
    "I am optimistic about the future - both near term and throughout 2005. Our sales pipeline is trending upward, and our indirect channels continue to be strong with increasing levels of activity by our current partners and the recent signing of new partners, such as Tata Honeywell. We plan to further drive indirect channel business during 2005 through investments in new programs."
    Management will hold a conference call for the quarter ended September 30, 2004 on Friday, November 12 at 2:00 pm (EST). Individuals who wish to participate should call 866-256-9295 in North America or 703-639-1214 for international callers. A replay of the call will be available through Friday, November 19 at 888-266-2081 in North America or 703-925-2533 for international callers. The access code is 594974#.

    About Gensym

    Gensym Corporation (www.gensym.com) is a leading provider of rule engine software and services for mission-critical solutions that automate decisions in real time. Gensym's flagship G2 software applies real-time rule technology for decisions that optimize operations and that detect, diagnose, and resolve costly problems. With G2, the world's largest organizations in manufacturing, utilities, communications, transportation, aerospace, finance, and government maximize the agility of their business and achieve greater levels of performance. Major users include ABB, Alcan, BP, Dow Chemical, DuPont, Ericsson, ExxonMobil, El Paso, Eli Lilly, Fidelity Investments, Ford, Hitachi, HP, JEA, Lafarge, Motorola, Nokia, Panama Canal, Tokyo Electric and Power, Toyota, the U.S. government, and many others. Gensym and its numerous partners deliver a range of services throughout the world, including training, software support, application consulting, and complete solutions.
    Gensym and G2 are registered trademarks of Gensym Corporation. All other trademarks are property of their respective owners.

    This press release contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Any statements contained in this press release that relate to prospective events or developments are deemed to be forward-looking statements. Words such as "plans," "expects," "will" and similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to important risks and uncertainties, which could cause actual results to differ materially from those anticipated. Such risks and uncertainties include, but are not limited the intensely competitive market for expert operations systems, our history of operating losses and our ability to remain profitable, the possibility that stockholders may face an illiquid market for our securities, the effectiveness of our indirect distribution channel and strategic relationships and the ability of our partners to effectively market and deliver their Gensym-based solutions, fluctuations in demand for our products, market acceptance of Gensym's next generation of G2 and G2-based products, and the other risks which we describe under the caption "Factors That May Affect Future Results" in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2004 filed with the Securities and Exchange Commission. Although we believe the expectations reflected in the forward-looking statements are based on reasonable assumptions, we can give no assurance that our expectations will be attained. We disclaim any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this press release.


                          GENSYM CORPORATION
            CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                  In thousands, except per share data
                              (Unaudited)




                                Three Months Ended   Nine Months Ended
                                    September 30,       September 30,

                                     2004    2003      2004     2003
                                   -------  -------   ------- --------

REVENUES:
    Product                        $1,607   $1,267    $5,375   $3,269
    Services                        2,822    2,603     7,509    7,409
                                   -------  -------   ------- --------
      Total revenues                4,429    3,870    12,884   10,678
                                   -------  -------   ------- --------

COST OF REVENUES:
    Product                           109      248       588      579
    Services                        1,319      884     3,049    2,276
                                   -------  -------   ------- --------
      Total cost of revenues        1,428    1,132     3,637    2,855

                                   -------  -------   ------- --------
      Gross profit                  3,001    2,738     9,247    7,823
                                   -------  -------   ------- --------

OPERATING EXPENSES:
    Sales and marketing             1,077    1,200     3,225    4,315
    Research and development          822      869     2,568    2,547
    General and administrative        969    1,214     2,906    3,010
    Restructuring                       -        -         -      250
                                   -------  -------   ------- --------
                                    2,868    3,283     8,699   10,122
                                   -------  -------   ------- --------

      Operating income (loss)         133     (545)      548   (2,299)

OTHER INCOME (EXPENSE), NET          (110)      86      (175)     329
                                   -------  -------   ------- --------

      Income (loss) before
       provision for income taxes      23     (325)      373   (1,970)

PROVISION FOR INCOME TAXES            (68)      16       (24)     195
                                   -------  -------   ------- --------

      Net income (loss)               $91    $(341)     $397  $(2,165)
                                   =======  =======   ======= ========

 Basic earnings (loss) per shar     $0.01   $(0.05)    $0.06   $(0.31)
  Diluted earnings (loss) per share $0.01   $(0.05)    $0.05   $(0.31)
  Weighted average common shares
         outstanding, basic         7,225    7,012     7,175    6,931
  Weighted average common shares
         outstanding, diluted       8,033    7,012     7,896    6,931


                          GENSYM CORPORATION
                 CONDENSED CONSOLIDATED BALANCE SHEETS
                             In thousands
                              (Unaudited)

                                            September 30  December 31,
                                                2004         2003
                                            ------------- ------------
  ASSETS

  Current Assets:
        Cash and cash equivalents                 $2,969       $1,818
        Accounts receivable, net                   2,733        4,015
        Other current assets                         585          872
                                            ------------- ------------
              Total current assets                 6,287        6,705

  Property and equipment, net                        582          908
  Deposits and other assets                          528          673
                                            ------------- ------------

  Total assets                                    $7,397       $8,286
                                            ============= ============


  LIABILITIES AND STOCKHOLDERS' EQUITY

  Current Liabilities:
      Other current liabilities                   $2,377       $2,452
      Deferred revenue                             3,704        4,991
                                            ------------- ------------
              Total current liabilities            6,081        7,443

  Long term deferred revenue                          94          150
  Other long term liabilities                         10           41

  Total stockholders' equity                       1,212          652
                                            ------------- ------------

  Total liabilities and stockholder's equity      $7,397       $8,286
                                            ============= ============


    CONTACT: Gensym Corporation
             Stephen Allison, 781-265-7100